                                                                   EXHIBIT 10.23

                            MASTER RENTAL AGREEMENT
                           FOR BARE RENTAL EQUIPMENT
                           -------------------------

         THIS MASTER RENTAL AGREEMENT FOR BARE RENTAL EQUIPMENT (this "Agreement") is made as of August 1, 1996, by and between ANTHONY CRANE SALES & LEASING, L.P. ("Anthony") and HESS OIL VIRGIN ISLANDS CORP. ("Lessee") for the lease by Anthony to Lessee of certain machinery, equipment and other items on a bare rental basis.

         Section 1. RENTAL OF EQUIPMENT Anthony hereby leases to Lessee, and
                    -------------------
Lessee hereby leases and hires from Anthony, on a bare rental basis, the machinery, equipment and other items (the "Core Equipment") described in the attached Exhibit "A." Lessee stipulates that the "Insured Values" designated on the attached Exhibit "A" shall constitute the fair and reasonable market value and replacement value of the Core Equipment. Additionally, Lessee anticipates that from time to time Lessee will lease and hire from Anthony certain additional machinery, equipment and other items (the "Additional Equipment") on a bare rental basis. Further, Lessee from time to time will lease certain spare and/or replacement parts from Anthony. The Additional Equipment and the spare and/or replacement parts will be described in Purchase Orders to be issued by Lessee to Anthony after the effective date hereof, effective for such Additional Equipment and the spare and/or replacement parts as of the date the Lessee's Purchase Orders are accepted and executed in writing by Anthony. Lessee stipulates that the "Insured Value" designated on any Purchase Order accepted and executed in writing by Anthony shall constitute the fair and reasonable market value and replacement value of the Additional Equipment. (A sample of a Purchase Order form is attached hereto as Exhibit "B.") The Core Equipment, Additional Equipment and the spare and/or replacement parts may be referred to herein collectively as "the Equipment". LESSEE ACKNOWLEDGES THAT THE EQUIPMENT IS PROVIDED BY ANTHONY ON A BARE RENTAL BASIS ONLY. LESSEE IS RESPONSIBLE FOR ENSURING COMPLIANCE BY IT AND ITS EMPLOYEES, AND OF THE EQUIPMENT ITSELF, WITH ALL APPLICABLE LAWS, REGULATIONS AND ORDINANCES, INCLUDING, WITHOUT LIMITATION, THE OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970 ("OSHA") AND REGULATIONS (PARTICULARLY 29 C.F.R. PART 1926, SUBPART N). Lessee agrees that Anthony shall have no responsibility of any kind for Lessee's (or the Equipment's) compliance with any such laws, regulations or ordinances during the periods when the Equipment is in Lessee's possession. Lessee stipulates and agrees that during the term of this Agreement that Lessee shall neither lease and/or rent any cranes, as defined herein, from any third-party without first providing Anthony reasonable opportunity to supply or provide the requested equipment.

         Section 2. TERM OF AGREEMENT; TERM OF LEASES OF INDIVIDUAL PIECES OF
                    -----------------
EQUIPMENT The term of this Agreement for the Core Equipment shall be (5) years commencing on August 1, 1996. The term(s) of the lease(s) of the Additional Equipment to be leased by Anthony to Lessee hereunder shall commence on the date(s) specified in the Lessee Purchase Orders for those pieces of Equipment. Upon expiration of the term of a lease, the applicable Equipment shall be returned to a location in the United States agreed to by Anthony and Lessee, in the same condition as when delivered to Lessee, ordinary wear and tear from use thereof excepted.

         Section 3. RENT The rental amount of the Core Equipment shall be as
                    ----
specified in Exhibit "A." The rental amount of any Additional Equipment shall be as specified in Exhibit "A" for those types of machinery and equipment described in Exhibit "A," otherwise, the rental amount of any Additional Equipment shall be as stated on Lessee's Purchase Orders. Unless otherwise agreed by the parties, rent shall begin at the time the Equipment is delivered by Anthony to the F.O.B. Shipment Point referenced in Section 4 and shall continue until such time as the Equipment is returned by Lessee in accordance with the provisions of
Section 4. Rental amounts are not subject to any deductions on account of any non-working time of the Equipment. Lessee shall not be entitled to any abatement of rent, reduction thereof or set-off, counterclaim, recoupment or defense against rent for whatever reason. All rental invoice terms shall be net 30 days from date of invoice.

         At the beginning of each month, Anthony will provide an invoice to Lessee of the Monthly Minimum Charges set forth in Section 3. By the 5th day after the close of a month, Anthony will submit an invoice of the actual charges for the month and will separately designate any additional charges owed to Anthony above the Monthly Minimum Charges. The parties agree that Monthly Minimum Charges are not in question and will be paid within fifteen (15) calendar days after Lessee's receipt of the invoice notwithstanding any review process or Lessee audit. Lessee will pay approved amounts of Anthony's invoice for additional charges within fifteen (15) calendar days after Lessee's receipt. If invoices are paid in full by Lessee by the 10th calendar day after receipt, a 1% discount will apply. If any portion of the additional charges is questioned by Lessee, Lessee will pay the remaining portion.

         Section 4. TRANSPORTATION CHARGES. The Equipment will be shipped or
                    ----------------------
transported F.O.B. (Eastern Seaboard United States Shipment Point to be mutually agreed by the parties). Anthony, at its own expense, shall load and transport the Equipment to the designated F.O.B. (Eastern Seaboard United States Shipment Point as noted herein) for delivery to Lessee. If Equipment is leased for less than two years, return of the Equipment by the Lessee to the location in the United States as agreed to by the parties is the responsibility of the Lessee. Anthony will upon return of the Equipment, unload it and pay all demurrage accruing at the receiving point. Lessee, at its own expense, shall do all other loading, unloading, installation, dismantling and transportation of the Equipment and shall pay all other freight, demurrage, storage, switching, drayage, trucking or other transportation charges against the Equipment from the time of shipment by Anthony to and including the time of the Equipment's return to Anthony. If Equipment is leased for a period exceeding two years, all costs associated with the return of Equipment is for Anthony's account.

         Section 5. COMPLIANCE WITH LAWS AND TAXES. Lessee shall comply with
                    ------------------------------
and conform to all laws and regulations relating to the possession and use or maintenance of the Equipment, including all OSHA laws and regulations, and shall save Anthony harmless against actual or asserted violations thereof, and pay all costs and expenses of every character, including reasonable attorneys' fees, occasioned by or arising out of any use or loss of use of any of the Equipment. Anthony shall include on its invoices as a separate line item, and Lessee shall pay to Anthony, any gross receipts tax occasioned by or arising out of any use of the Equipment.

         Anthony shall comply with and conform to all laws and regulations relating to the conduct of its business including without limitation, laws and regulations of the Virgin Islands and the United States to the reporting of income and the payment of taxes thereon.

         Section 6. TITLE  All Core Equipment and Additional Equipment shall
                    -----
remain personal property, and title thereto shall remain in Anthony or its assignee exclusively, and nothing in this Agreement shall be deemed to have the effect of conferring any right or title whatsoever in or to the Core Equipment and Additional Equipment upon or to Lessee, other than as a lessee thereof. Lessee shall keep the Core Equipment and Additional Equipment free from any and all liens and claims, and shall do or permit no act or thing whereby Anthony's title or rights in the Core Equipment and Additional Equipment may be encumbered or impaired.

         Section 7. EQUIPMENT CONDITION, INSPECTION, MAINTENANCE AND REPAIRS.
                    --------------------------------------------------------
Anthony shall indicate the general condition of the Equipment on Anthony's delivery slip(s). (A sample of such slip is attached hereto as "Exhibit C". This slip will also be used by Anthony to verify the general condition of the equipment upon its return to Anthony at the expiration of the lease.) Lessee shall inspect the Equipment and certify that it is in good working condition. Arrival of the Equipment at point of destination and failure of Lessee to object to the condition thereof prior to shipment shall constitute an acknowledgment by Lessee that the Equipment has been inspected, accepted and determined to be in good, safe and servicele condition and fit for intended use. If the Equipment thereafter proves defective or unfit for use because of accident or otherwise, Lessee's only remedy shall be to return the Equipment to Anthony and terminate the lease for the Equipment. However, Lessee shall allow a reasonable time, not to exceed seven (7) days, for the Equipment to be repaired by Anthony International, L.P. and redelivered to Lessee. Should damage to the Equipment not be repairable within the time specified, and the damage to the Equipment was occasioned by the fault or neglect of Lessee, Lessee shall bear the cost of transportation of the Equipment to a facility or location where proper repair can be accomplished. Otherwise, Anthony shall be responsible for such costs.

         The Core Equipment and Additional Equipment shall be operated only by competent persons. In this regard, Lessee stipulates and agrees that all cranes leased to Lessee shall be operated exclusively by operators employed by Anthony International, L.P. "Cranes", as defined herein, includes carrier-mounted lattice boom cranes, crawler-mounted lattice boom cranes, carrier-mounted telescopic boom cranes, crawler-mounted telescopic boom cranes, rough terrain cranes, heavy lift mobile cranes and industrial (cherrypicker, carry deck) cranes. All other equipment and machinery not constituting cranes will be operated by competent persons in the employ or under the control of Lessee.

         Lessee, at its own expense, shall inspect, maintain, operate, use and repair the Equipment. Therefore, Lessee must perform the following items at its expense: 1) Inspect the Equipment prior to use and on a daily, monthly and annual basis (where available), 2) Perform preventative maintenance on the Equipment in accordance with the manufacture's recommendations; and 3) adjust and/or repair the Equipment to ensure that the Equipment is in a safe working condition and to comply with OSHA regulations. In an effort to facilitate Lessee's compliance with certain of the foregoing duties and responsibilities, Lessee stipulates and agrees that, at Lessee's expense, all machinery and equipment leased by Anthony to Lessee shall be maintained, repaired, serviced, and inspected on a monthly (or other periodic) and annual basis by Anthony International, L.P. who shall be engaged by Lessee to perform such services. Lessee shall remain responsible for conducting or performing daily inspections and preventative maintenance on all machinery and equipment operated by its employees or individuals under Lessee's control.

         In this regard, Lessee should note the following matters:

         OSHA  OSHA regulations pertaining to Equipment require daily, monthly
         ----
(or other periodic) and annual inspections. Except as otherwise provided herein, Lessee is responsible for conducting these inspections and for otherwise ensuring that the Equipment leased to it meets, and is operated in accordance with, OSHA requirements. To assist Lessee in conforming with these requirements, Anthony directs Lessee's attention to the following:

         MAINTENANCE Maintenance must be conducted by Lessee as per the
         -----------
manufacturer's specifications found in the Operator's Manual.

         RECORDKEEPING REQUIREMENTS Anthony has provided a log with certain of
         --------------------------
the Equipment to assist Lessee in complying with the following inspection requirements. If Lessee does not locate a Log Book, it should contact and request a replacement Log Book from the designated supervisory personnel of Anthony located at Lessee's refinery site at St. Croix, Virgin Islands. Instructions for completing the following reports are located on the back flap on the Log Book.

         DAILY INSPECTION REPORTS Bare rental customers are required to
         ------------------------
designate a competent person to inspect the Equipment on daily basis. It is Lessee's responsibility to forward the white original report to Anthony's office. The yellow copy should remain in the Log Book.

         MONTHLY INSPECTION REPORTS Bare rental customers are required to
         --------------------------
designate a competent person to inspect the Equipment on a monthly basis. This inspection should be performed on the first working day of each month. It is Lessee's responsibility to forward the white original report to Anthony's office along with the completed Daily Inspection Reports. The pink copy should remain in the Log Book.

         The yellow and pink copies of the foregoing inspection reports should be available upon the request of an OSHA Compliance Officer; therefore, following completion, the reports shall immediately be delivered to the Anthony International, L.P. Dispatch Office located at Lessee's refinery site at St. Croix, Virgin Islands.

         ANNUAL INSPECTIONS Each crane's hoisting machinery must be thoroughly
         ------------------
inspected by a competent person annually.

         The following items are being furnished to Lessee to assist it with OSHA compliance. If they are not returned, Lessee will be charged the amounts listed.

         EQUIPMENT RETURNED WITHOUT LOG:             $500.00  FEE
         EQUIPMENT RETURNED WITHOUT OPERATOR'S
             MANUAL:                                 $500.00  FEE
         EQUIPMENT RETURNED WITHOUT FIRE
             EXTINGUISHER:                           $500.00  FEE
         EQUIPMENT RETURNED WITHOUT LOAD CHART:      $500.00  FEE

         Lessee hereby agrees to conduct the required inspections and maintain records to comply with all OSHA regulations.

         Section 8. DAMAGE TO EQUIPMENT Lessee shall notify Anthony of any
                    -------------------
damage to the Equipment within two (2) working days from the date of the damage. All repairs to the Equipment occasioned by damage only if caused by Lessee or Lessee's Contractors (other than Anthony International, L.P.) during the term hereof shall be at the expense of Lessee, except for damage resulting from any latent defects in the Equipment, which shall be at the expense of Anthony. If, upon Lessee's return of the Equipment, Anthony determines that the Equipment has been subject to damage or excess wear and tear, Lessee agrees to pay Anthony upon demand the amount necessary to restore the Equipment to the same condition as when initially leased, ordinary wear and tear excepted. Should damage to the Equipment not be repairable at the HOVIC facility, and the damage to the Equipment was occasioned by the fault or neglect of Lessee, Lessee shall bear the cost of transportation of the Equipment to a facility or location where proper repair can be accomplished. Furthermore, all risk of loss or damage to the Equipment during such transport, accidental or otherwise, shall be borne exclusively by Lessee. Anthony and Lessee acknowledge and agree that the replacement value of the Equipment set forth on "Exhibit C" shall be deemed the value of the Equipment in order to establish the amount of the loss, damage or injury thereto. In making such determination, however, it is understood that no rental payments, paid or due, shall apply to the payment of such loss. The rental period shall continue to run until all major repairs to the Equipment are completed. Lessee, at its sole discretion, will have the option to pay Anthony the fair market value of any Equipment in which the cost to repair the damaged equipment exceeds the fair market value.

         Section 9. LIABILITY; INDEMNIFICATION  LESSEE SHALL INDEMNIFY, HOLD
                    --------------------------
HARMLESS AND DEFEND ANTHONY, AND ITS OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, SUCCESSORS, ASSIGNS, EMPLOYEES, REPRESENTATIVES AND AGENTS FROM AND AGAINST ANY AND ALL LIABILITY FOR ANY CLAIM, SUIT, JUDGMENT, DAMAGE, INJURY, LOSS, COST, EXPENSE OR PENALTY OF ANY KIND OR NATURE WHATSOEVER, INCLUDING ATTORNEYS' FEES (TOGETHER, "CLAIMS"), ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE EQUIPMENT INCLUDING WITHOUT LIMITATION, CLAIMS CONNECTED WITH OR RESULTING FROM THE SELECTION, ACCEPTANCE, DELIVERY, MAINTENANCE, USE, OPERATION AND/OR CONTROL OF THE EQUIPMENT BY LESSEE AND ITS EMPLOYEES, AGENTS AND REPRESENTATIVES INCLUDING, BUT NOT

LIMITED TO, ANY SUCH LIABILITY ARISING OUT OF LESSEE'S FAILURE TO COMPLY WITH APPLICABLE LAWS, REGULATIONS AND ORDINANCES, TO THE EXTENT OF ANY NEGLIGENCE OF LESSEE AS DETERMINED BY A COURT OF COMPETENT JURISDICTION, PROVIDED, HOWEVER, THAT LESSEE SHALL HAVE NO OBLIGATION TO INDEMNIFY ANTHONY FROM CLAIMS WHICH RESULT SOLELY FROM LATENT DEFECTS IN THE EQUIPMENT OR ANY NEGLIGENCE OF ANTHONY. CONVERSELY, ANTHONY SHALL INDEMNIFY, HOLD HARMLESS AND DEFEND LESSEE, AND ITS OFFICERS, DIRECTORS, SHAREHOLDERS, AFFILIATES, SUCCESSORS, ASSIGNS, EMPLOYEES, REPRESENTATIVES AND AGENTS FROM AND AGAINST ANY AND ALL LIABILITY FOR ANY CLAIM, SUIT, JUDGMENT, DAMAGE, INJURY, LOSS, COST, EXPENSE OR PENALTY OF ANY KIND OR NATURE WHATSOEVER, INCLUDING ATTORNEYS' FEES (TOGETHER, "CLAIMS"), ARISING OUT OF OR IN CONNECTION WITH ANY LATENT DEFECTS IN THE EQUIPMENT, TO THE EXTENT OF ANY NEGLIGENCE OF ANTHONY AS DETERMINED BY A COURT OF COMPETENT JURISDICTION, PROVIDED, HOWEVER THAT ANTHONY SHALL HAVE NO OBLIGATION TO INDEMNIFY LESSEE FROM CLAIMS WHICH RESULT FROM ANY NEGLIGENCE OF LESSEE. IF ANTHONY AND LESSEE ARE ADJUDICATED NEGLIGENT WITH RESPECT TO ANY DAMAGE OR INJURIES SUSTAINED, THIS CONTRACTUAL OBLIGATION OF INDEMNITY WILL CONTINUE BUT EACH OF ANTHONY AND LESSEE SHALL INDEMNIFY THE OTHER (THE INDEMNITEE) ONLY FOR AN AMOUNT EQUAL TO THE AMOUNT OF THE JUDGMENT AWARDED AND/OR PAID BY THE INDEMNITEE TO THE CLAIMANT, MULTIPLIED BY THE PERCENTAGE OF RESPONSIBILITY FOR CLAIMANT'S DAMAGES ADJUDICATED TO BE CAUSED BY THE INDEMNITOR. ANTHONY AND LESSEE WILL DO THIS NOTWITHSTANDING THE VIRGIN ISLANDS COMPARATIVE NEGLIGENCE STATUTE, TITLE 5 V.I.C. SECTION 1451. IT IS EXPRESSLY AGREED THAT THE CONTRACTUAL OBLIGATIONS OF INDEMNITY REFERRED TO HEREIN DO NOT EXTEND TO THE CONSEQUENCES OF EITHER PARTY'S INTENTIONAL TORTS, OR TO PUNITIVE OR EXEMPLARY DAMAGES. EACH PARTY'S OBLIGATION FOR CONTRACTUAL COMPARATIVE INDEMNITY AS PROVIDED FOR HEREIN SHALL SURVIVE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

         Section 10. INSURANCE Lessee, at its expense, shall take out, carry
                     ---------
and maintain the following insurance during the term of this Agreement:

               (a)   Commercial General Liability - Lessee shall self-insure
                     ----------------------------
the first $1,000,000/$2,000,000 annual aggregate, including contractual liability, protecting the interests of both Anthony and Lessee against liability for property damage and personal injury or death arising out of the maintenance, repair, use and operation of the Equipment;

               (b)   Inland Marine All Risk Coverage - (Physical damage
                     -------------------------------
insurance), Lessee shall self-insure Anthony's Equipment for physical loss or damage to that which would be recoverable under an ocean marine cargo policy written as follows:

                     Subject to American Institute Cargo clauses (September 1,
1995) 32B-16
clause No. 3 deleted and the following wording substituted: "Against all risks of physical loss or damage from any external cause." "Including war, etc. risks, and strikes, riots and civil commotion, risks all as per current American Institute clauses".

                     Regarding the risk of physical loss or damage while cranes and equipment are situated at the refinery; Lessee shall self-insure this risk under the terms and conditions of a standard inland marine policy at full replacement value providing the deletion of the overload or boom exclusion.

               (c)   Umbrella Liability - Lessee will provide limits of
                     ------------------
liability of $4,000,000 with a $4,000,000 annual aggregate.

All insurance required hereunder, except that which is self-insured by Lessee, shall be maintained with responsible insurance companies of recognized standing and shall provide a thirty (30) day prior written notice of cancellation to Anthony. Lessee shall be responsible for payment of any deductibles. Lessee shall furnish Certificate(s) of Insurance to Anthony evidencing such coverage stated above and designating Anthony as an "Additional Assured" and provide for a waiver of Underwriters' right of subrogation in favor of Anthony.

         Section 11. DEFAULT; TERMINATION If, during the term of this
                     --------------------
Agreement, one or more of the following shall occur; (a) Lessee shall default in the payment when due of any rent or other payment provided for herein; (b) Lessee shall attempt to sell, transfer, encumber or sublet the Equipment without prior written consent of Anthony; (c) Lessee fails to operate, maintain, repair or inspect the Equipment as provided for herein; (d) Lessee shall default in the observance or performance of any other covenant, condition or agreement; (e) a proceeding shall have been instituted in a court of competent jurisdiction seeking a decree or order (i) for relief in respect of Lessee in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Lessee or of its property, or (iii) for the winding up or liquidation of the affairs of Lessee; and either (I) any such proceeding shall remain undiminished or unstayed and in effect for a period of thirty (30) consecutive days or (II) such court shall enter a decree or order granting the relief sought in such proceeding; (f) Lessee shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Lessee or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; and/or (g) Lessee, as determined solely by Anthony, shall become financially insecure, then, in any such case, Anthony may declare this Agreement in default. At any time after such declaration, Lessee hereby authorizes Anthony to enter, with or without legal process, any premises where the Equipment is located and to take possession thereof. Lessee shall provide Anthony with unobstructed ingress and egress for such purpose. Furthermore, Lessee shall immediately pay to Anthony all amounts then due hereunder and for all costs of removal of the Equipment from the possession of Lessee. Lessee shall also pay Anthony all costs incurred by Anthony, including court costs and attorneys' fees, in connection with any efforts to collect any unpaid amounts due from Lessee. The remedies provided for herein in favor of Anthony shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies existing at law or in equity.

               Lessee reserves the right to terminate this Agreement at any time, conditioned on Lessee providing Anthony ninety (90) days notice of the effective date of termination. During the interval between the date Anthony receives notice of Lessee's intent to terminate this Agreement and the effective date of termination, Anthony shall be guaranteed the minimum monthly rental as specified in Section 3 of this Agreement.

               Lessee's right to terminate this Agreement is further conditioned on Lessee's payment of the following to Anthony:

               (1)   Three (3) months minimum monthly rental as specified in
               Section 3 herein for all Anthony Equipment located at Lessee's refinery at St. Croix, Virgin Islands. The three (3) months minimum monthly equipment rental specified herein shall be exclusive of and in addition to the guaranteed minimum monthly rental accruing between Lessee's notice of intent to terminate this Agreement and the effective date of termination. The three
               (3) months minimum monthly rental specified herein shall be the maximum guaranteed rentals to which Anthony shall be entitled under this section. The three (3) months minimum monthly rental period as specified herein shall commence following return to Anthony of all Anthony Equipment located at Lessee's refinery at St. Croix, Virgin Islands. Should for any reason Lessee impair, impede or otherwise prevent Anthony from acquiring or obtaining return of the Equipment following the effective date of termination, the three (3) months minimum monthly rental period specified herein shall not commence to run and shall be extended for each day that Lessee impairs, impedes, or otherwise prevents the return of the Equipment to Anthony, during which time rentals will continue to accrue for the account of Lessee in accordance with Section 3 herein. Should Lessee or other third party purchase the Equipment or Anthony re-lease the Equipment, Lessee's responsibility for payment of the three (3) months minimum monthly rental specified herein will terminate on a prorated basis as of the date of purchase or re-lease. For purposes of non-breach termination, as provided in this Section, Lessee shall additionally pay all shipment and transportation costs accrued or associated with return of all Anthony Equipment to an Eastern Seaboard United States Destination Point designated by Anthony. Termination of this Agreement shall not be effective until the Equipment has been shipped and delivered by Lessee to the designated Eastern Seaboard United States Destination Point, or


               (2) the fair market value of all Anthony Equipment located at Lessee's refinery at St. Croix, Virgin Islands. Lessee shall be guaranteed the opportunity to exercise first option to purchase the Equipment at fair market value prior to Anthony's removal of the Equipment from Lessee's St. Croix refinery. Anthony stipulates and agrees that should any third-party offer to purchase the Equipment from Anthony at a price which Anthony determines to be commercially reasonable, that Anthony will provide Lessee a reasonable opportunity, not to exceed 10 calendar days, to match said offer and purchase the Equipment for the amount stated, which will be deemed to be the fair market value. Should Anthony and Lessee be unable to agree as to the fair market value of the Equipment, Anthony and Lessee shall each appoint one (1) qualified heavy equipment surveyor and the surveyors so appointed shall select a third (3rd) surveyor, who jointly will determine the fair market value of the Equipment which Anthony and Lessee hereby stipulate will be binding for purposes of this Section. Title to Equipment sold by Anthony to Lessee hereunder shall be free and clear of any and all liens, mortgages, security interests or other encumbrances, the release, payment and/or satisfaction of which shall be the responsibility of Anthony.

         Section 12. ASSIGNMENT OR SUBLEASE Lessee shall neither assign this
                     ----------------------
Agreement nor sublease the Equipment without Anthony's prior written consent, which consent shall not be unreasonably withheld.

         Section 13. ANTHONY'S RIGHT TO EFFECT COMPLIANCE In case of failure
                     ------------------------------------
of Lessee to comply with any provision of this Agreement including, but not limited to, Lessee's failure to pay or satisfy any gross receipt taxes, liens, insurance premiums or other charges, Anthony shall have the right, but shall not be obligated, to effect such compliance in whole or in part, and all costs and expenses shall be paid by Lessee upon demand by Anthony with interest thereon at the highest lawful rate (unless otherwise mutually agreed in writing by the parties) until all such amounts are paid in full. Anthony's effecting such compliance shall not constitute a waiver of any default by Lessee hereunder.

         Section 14. LIMITATION OF WARRANTIES AND REMEDIES Anthony will
                     -------------------------------------
assign, transfer, or otherwise pass through to HOVIC any manufacturer's warranties, which the manufacturer authorizes to be assigned and/or transferred, while the Equipment is in the possession of HOVIC pursuant to the terms of this Agreement. Otherwise, ANTHONY HAS NOT MADE, AND DOES NOT HEREBY MAKE, NOR SHALL IT BE DEEMED BY VIRTUE OF HAVING LEASED THE EQUIPMENT PURSUANT TO THIS AGREEMENT TO HAVE MADE, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN OR CONDITION OF, OR AS TO THE QUALITY OF THE WORKMANSHIP IN, THE EQUIPMENT. LESSEE ACKNOWLEDGES AND AGREES THAT ANTHONY SHALL NOT BE LIABLE FOR INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL OR OTHER SIMILAR DAMAGES IN CONNECTION WITH ANTHONY'S PERFORMANCE UNDER THIS AGREEMENT OR FROM THE SELECTION, USE OR OPERATION OF THE EQUIPMENT BY LESSEE.

         Section 15. TERMS AND CONDITIONS INAPPLICABLE Except as otherwise
                     ---------------------------------
expressly stated herein, Lessee and Anthony acknowledge and agree that the terms and conditions set forth on any (a) Lessee purchase order which is accepted and executed by Anthony or (b) Anthony short form rental agreement or delivery slip shall be of no force and effect with respect to the Equipment and the transactions contemplated by this Agreement; provided, however, that Anthony's short term rental agreements or delivery slips shall be used by the parties to verify the amount of hours of use by Lessee of the Equipment.

         Section 16. MISCELLANEOUS
                     -------------

               (a) Except as otherwise agreed herein, no obligation of either party hereunder shall survive the term hereof. Any cancellation or termination by the parties hereto pursuant to the provisions of this Agreement shall not release the parties from any then outstanding obligations, of the parties hereunder.

               (b) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements.

               (c) This Agreement may be modified, amended or mutually rescinded only by a written instrument executed by each of the parties hereto.

               (d) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, subject to Section 12 hereof, their respective successors and assigns.

               (e) Either party's failure at any time to require strict performance of any of the provisions of this Agreement shall not waive either party's right to demand strict compliance therewith or with any other provision hereof.

               (f) Anthony and Lessee acknowledge that the transaction that is the subject matter of this Contract bears a reasonable relation to the State of Pennsylvania and agree that the law of Pennsylvania, without regard to any conflict of law provisions, will govern their rights and duties.

         WITNESS the due execution of this Master Rental Agreement for Bare Rental Equipment, intending to be legally bound hereby, as of the date first set forth above.

         Signed this 25th day of July, 1996


ATTEST:                                     ANTHONY CRANE SALES & LEASING, L.P.



___________________________                 By:  /s/ Ray G. Anthony
                                                 -------------------------------
                                                 Name:  Ray G. Anthony
                                                 Title: CEO


ATTEST:                                     HESS OIL VIRGIN ISLANDS, CORP.

___________________________                 By:  _______________________________
                                                 Name:
                                                 Title:

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